Exhibit 2.8

The ASX Austraclear Registry and IPA Services Agreement

Between

Austraclear Services Limited (“ACSL”)

ABN 28 003 284 419

and

Aktiebolaget Svensk Exportkredit (publ) (“Issuer”)

Registration no. 556084-0315

Services Agreement

Details

Parties	ACSL and Issuer

ACSL	Name	Austraclear Services Limited
	ABN	28 003 284 419
	Address	20 Bridge Street Sydney NSW 2000 Australia
	Telephone	+ 61 2 8298 8476
	Fax	+ 61 2 9256 0456
	Email	sfe.registry@asx.com.au
	Attention	Manager, Clearing and Settlement Operations

Issuer	Name	Aktienbolaget Svensk Exportkredit (publ)
	Registration no.	556084-0315
	Address	P.O.Box 16368
Västra Trädgårdsgatan 11B SE-103 27 Stockholm Sweden
	Telephone	+ 46-8-613 83 00
	Fax	+ 46-8-411 48 13
	Email	lcm@sek.se / cma@sek.se
	Attention	Legal with a copy to Back Office
	Is the Issuer acting as trustee?	Yes ☐ No ☒
	If yes, specify:	Trust name:
Trust deed parties:
Trust deed date:

Category of Issuer	Austraclear Participant	Yes ☐ No ☐
	If yes, specify Participant Code	[ ]
	If no, will a third party Austraclear Participant, other than ACSL, act as Issuer Representative for the Issuer?	Yes ☐ No ☐

If yes, specify details of Issuer Representative
	Name	[ ]
	ABN / ACN / ARBN	[ ]
	Participant Code	[ ]
	Address	[ ]
	Telephone	[ ]
	Fax	[ ]
	Email	[ ]
	Attention	[ ]

© Copyright 2009

Types of Notes (tick all boxes that apply) See the Standard Terms for definitions of the different types of Notes	☐	Registered Notes

	☐	Registered Notes (convertible to Paper Securities)

	☐	Paper Securities

Services (tick all boxes that apply)	☐	issuing #Not available if Issuer is an Austraclear Participant which has a technical connection to the System#

	☐	for Registered Notes only, registry

	☐	paying #Not available if Issuer is an Austraclear Participant which has a technical connection to the System#

	☐	calculation # Available only in respect of certain types of Interest-bearing Notes: see clause 17.1 of the Standard Terms #

	☐	withholding tax collection #Collection services in relation to withholdings required by countries other than the US must be discussed and specified as additional terms#

		If collection services are required, specify country	US ☐ As agreed separately from time to time

Other reports	#detail any specific reports here or insert “Not applicable”#

Additional terms

#detail any special conditions here or by reference to an Annexure to this agreement or insert “Not applicable”. These must include any agreed collection services in relation to withholdings required by countries other than the US #

Process agent	Is the Issuer incorporated in Australia?	Yes ☐ No ☐

	If no, is the Issuer registered as a foreign company in Australia?	Yes ☐ No ☐

If no, specify details of process agent acting through an office in Australia

	Name	Dabserv Corporate Services Pty Ltd
	ABN	73 001 824 111
	Address	Level 61
Governor Phillip Tower 1 Farrer Place
Sydney NSW 2000 Australia
	Telephone	+ 61 2 9296 2000
	Fax	+ 61 2 9296 3999
	Email	amanda.hough@au.kwm.com
	Attention	Amanda Hough

The Issuer must provide ACSL with evidence that the process agent specified above has accepted its appointment as process agent.

Recitals	A	The Issuer proposes to issue Notes from time to time under the Issue Terms.
	B	The Issuer has requested and ACSL has agreed to provide the

Issuer with the Services on the terms set out in this agreement.

C

On 29 September 2009, the Issuer and ACSL entered into an agency services agreement (“2009 Agreement”). The Issuer and ACSL wish to amend and restate the 2009 Agreement on the terms set out in this agreement.

Additional terms	For the purposes of clause 4, the following is an additional term of this agreement:

Notwithstanding any other term of this agreement or any other agreements, arrangements, or understanding between the Issuer and ACSL, ACSL acknowledges, accepts, and agrees to be bound by:

(i)

the effect of the exercise of Bail-in Power by the Relevant Resolution Authority in relation to any BRRD Liability that (without limitation) may include and result in any of the following, or some combination thereof:

(A) the reduction of all, or a portion, of the BRRD Liability;

(B)                               the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Issuer or another person (and the issue to or conferral on ACSL of such shares, securities or obligations);

(C) the cancellation of the BRRD Liability; and/or
(D) the amendment or alteration of any interest, if applicable, thereon, the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii)

the variation of the terms of this agreement relating to such BRRD Liability, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For these purposes:

Bail-in Legislation means the Swedish Resolution Act 2015 (Sw. lag (2015:1016) om resolution) and the Swedish Financial Supervisory Authority’s (Sw. Finansinspektionen) regulations FFFS 2016:6 (Sw. Finansinspektionens föreskrifter (2016:6) om återhämtningsplaner, koncernåterhämtningsplaner och avtal om finansiellt stöd inom koncerner) applicable to the resolution of unsound or failing banks, investment firms or other financial institutions or their Swedish affiliates (otherwise than through liquidation, reorganisation or bankruptcy proceedings);

Bail-in Power means any write-down, conversion or other powers as defined in relation to the relevant Bail-in Legislation;

BRRD means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

BRRD Liability means any liability of the Issuer to ACSL under or in connection with this agreement; and

Relevant Resolution Authority means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Issuer.

Date of agreement		29 February 2016

General

1                               About the Services Agreement

The Services Agreement is made up of this agreement and The ASX Austraclear Registry and IPA Services Standard Terms (as published by ACSL from time to time and available online at www.asx.com.au (“Standard Terms”)) and any agreement in writing signed by both parties setting out the basis on which additional services will be provided under clause 3 of this agreement (“Additional Service Terms”).

This agreement, the Standard Terms and the Additional Service Terms (if any) should be read together. Terms used in this agreement and the Standard Terms are explained in Part G (Interpretation) of the Standard Terms.

ACSL may change the Standard Terms from time to time. ACSL will notify the Issuer of any change to the Standard Terms which will take effect upon the earlier of:

(a)                       the Issuer notifying ACSL of its acceptance of the change;

(b)                       the Issuer requesting ACSL to provide a Service after notification of the change (for example, by requesting ACSL to provide a Service in relation to a new issue of Notes); or

(c)                        the expiration of 20 Business Days from the date of notification of the change, if the Issuer has not within that time notified ACSL that it does not accept the change.

2                               Appointment

The Issuer appoints ACSL as its agent to provide one or more of the following services (“Services”):

(a)                       issue Notes (see Part B of the Standard Terms);

(b)                       maintain the Register and provide registry services (see Part C of the Standard Terms);

(c)                        make payments of principal and interest (see Part D of the Standard Terms);

(d)                       notify calculations (see Part E of the Standard Terms);

(e)                        provide collection services in relation to foreign withholding taxes (see Part F of the Standard Terms),

if the service is nominated in the Details, together with any additional services agreed in accordance with clause 3, on the terms and conditions of the Services Agreement.

ACSL accepts its appointment in respect of the nominated services.

3                               Additional services

The Issuer and ACSL may, from time to time, agree that ACSL will perform additional services in connection with transactions associated with the System. Any such agreement will be effective only if in writing signed by both parties. The additional services form part of the Services and will be subject to the terms and conditions of the Services Agreement.

In addition, if ACSL determines that there are functions the Issuer must perform which are not included in the Services and it is desirable for ACSL to perform them, it may give notice to the Issuer requesting the Issuer’s consent to include those functions within the Services. If the Issuer consents to the request, the additional functions form part of the Services and will be subject to the terms and conditions of the Services Agreement.

4                               Additional terms

If any additional terms are set out in the Details these also form part of this agreement. If the additional terms are inconsistent with the Standard Terms, the additional terms prevail to the extent of the inconsistency.

5                               Operating Rules

If the Issuer is an Austraclear Participant, ACSL is not responsible for ensuring that the Issuer complies with the Operating Rules.

6                               Indemnity and exclusion of liability

6.1                     Indemnity by the Issuer

The Issuer indemnifies ACSL against any liability or loss arising from, and any Costs incurred in connection with:

(a)                       ACSL’s appointment under the Services Agreement or any activities undertaken in connection with the Services Agreement (including any claim in connection with ACSL’s obligations under Part F of the Standard Terms), provided that, in the case of any claim of any third party in connection with an Erroneous Payment, ACSL has complied with its obligation to pay Compensation to the Issuer in respect of the Erroneous Payment under clause 6.2; and

(b)                       without limiting the generality of clause 6.1(a), the payment of any amount (including in respect of Interest or Maturity Proceeds) in respect of any Note or Purported Note to its Owner (even if the payee may have a defective title or no title to the Note or Purported Note). This includes any liability, loss or Costs in connection with the Issuer’s failure to ensure sufficient funds are available to ACSL to make the payment.

The Issuer agrees to pay an amount equal to any liability or loss and any Costs of the kind referred to in this indemnity incurred by ACSL’s Related Entities and the respective officers, employees, agents and attorneys of ACSL and its Related Entities (“Protected Person”).

The amounts referred to in the preceding paragraphs are not payable to the extent that they are due to fraud by ACSL or the Protected Person.

The Issuer agrees to pay amounts due under this clause 6.1 on demand from ACSL.

6.2                     Compensation

If the Issuer has complied with its obligations under the provisions of the Standard Terms relating to payments to ACSL to enable ACSL to make payments of principal and/or interest (currently clause 14.3) and ACSL makes an Erroneous Payment, ACSL agrees to pay Compensation to the Issuer and for these purposes:

Compensation means an amount calculated as follows:

C =                            EP x R x D

365

where:

EP is the amount of the Erroneous Payment;

R is the ESA Interest Rate shown on the RITS Information Facility, and represents the interest rate paid by the Reserve Bank of Australia on overnight balances in Exchange Settlement Accounts expressed as a percentage rate per annum; and

D is the number of days from and including the due date of the payment to but excluding the date the correct payment is made.

Erroneous Payment means a payment by ACSL which is:

(a)                      erroneously made to a person or account otherwise than as agreed; or

(b)                      made on a day later than when it is due.

ACSL is not liable for any consequential loss arising from any Erroneous Payment.

No Compensation is payable to the extent any Erroneous Payment is due to fraud by the Issuer.

ACSL agrees to pay Compensation due under this clause 6.2 on demand from the Issuer within 20 Business Days of the date of the Erroneous Payment (or, if earlier, the due date of such payment). ACSL will have no obligation to pay Compensation if the Issuer’s demand is made after this period of time.

6.3                     Issuer acknowledgments

The Issuer agrees that the payment of Compensation by ACSL under clause 6.2 satisfies in full ACSL’s obligations to the Issuer in connection with any Erroneous Payment.

6.4                     Claims under indemnity by the Issuer

If ACSL becomes aware of a claim, demand or action that may result in amounts being payable by the Issuer under clause 6.1 (a “Claim”), ACSL must notify the Issuer.

6.5                     Conduct of claims

ACSL and the Issuer agree that:

(a)                       if ACSL or the Protected Person, as the case may be, does not defend a Claim, or does not act reasonably diligently in doing so, the Issuer may, at its Cost, assume the defence of the Claim and retain legal advisers approved by ACSL or the Protected Person (not to be unreasonably withheld or delayed); and

(b)                       ACSL or the Protected Person may retain, at its Cost, separate legal advisers and participate in the defence of the Claim conducted by the Issuer.

6.6                     Limit on indemnity by the Issuer

The Issuer need not make any payment under clause 6.1 in respect of a Claim which is settled without the consent of the Issuer (not to be unreasonably withheld or delayed).

6.7                     Exclusion of liability

Except as set out in clause 6.2, ACSL is not liable for any claim, loss, damage or Cost incurred by the Issuer or any other person in connection with ACSL’s appointment under the Services

Agreement or any activities undertaken by ACSL in connection with the Services Agreement.

This exclusion of liability applies even if the claim, loss, damage or Cost incurred by the Issuer or other person is due to the negligence of ACSL or a Protected Person, but does not apply to the extent that it is due to fraud by ACSL or a Protected Person.

To the extent permitted by law, any implied warranties are excluded.

6.8                     Limitation of liability

Except as set out in clause 6.2 and other than in relation to any liability that has already been excluded by clause 6.7, any liability of ACSL for any claim, loss, damage or Cost arising from or incurred in connection with ACSL’s appointment under the Services Agreement or any activities undertaken by ACSL in connection with the Services Agreement will not in any event (and whether or not that liability involves negligence) exceed $100 per event. This clause does not apply in the case of fraud by ACSL or a Protected Person.

6.9                     Application

Each exclusion or limitation of liability applicable to ACSL also applies to protect each Protected Person.

7                               Fees

The Issuer agrees to pay the fees specified in the Standard Terms and any additional fees, costs and other amounts as set out in the Standard Terms.

8                               General

8.1                     Counterparts

This agreement may consist of a number of copies each signed by one or more parties to the agreement. If so, the signed copies are treated as making up the one document.

8.2                     Governing law

This agreement is governed by the law in force in New South Wales and the parties submit to the non-exclusive jurisdiction of the courts of New South Wales.

8.3                     Serving documents

Without preventing any other method of service, any document in a court action may be served on a party by being delivered to or left at the address for service of notices of the party or its process agent specified in the Details in accordance with the Standard Terms .

8.4                     Appointment of process agent

Without prejudice to any mode of service allowed under any relevant law, the Issuer (other than an Issuer incorporated, or registered as a foreign company, in Australia):

(a)                       irrevocably appoints the process agent specified in the Details as its process agent to receive any document in an action in connection with the Services Agreement; and

(b)                       agrees that failure by the process agent to notify the Issuer of the receipt of any document in an action in connection with the Services Agreement will not invalidate the action concerned.

The Issuer agrees that service of documents on its process agent is sufficient service on it.

If for any reason the process agent ceases to act as process agent, the Issuer must immediately appoint another person acting through an office in Australia, as its process agent and ensure that the replacement process agent accepts its appointment and confirms its appointment to ACSL.

 Signing page Each attorney who executes this agreement on behalf of a party declares that the attorney has no notice of the revocation or suspension of the power of attorney under which the attorney executes this agreement. SIGNED by AUSTRACLEAR SERVICES LIMITED (ABN 28 003 284 419) under pawer af attarney in th senc; af:11 ........................................... signature of witness ...M...t.e...,.1..-.1...f.'..&...l....6...1......l.+...b..w....f.k..r..,................... name (please print) date....l....M.....k..(.............z...o...L..b......................... "i:, l 0.,..,..,.cC ol f'v\,aJd--i ::Zol k. <b +.v\.-..e-.eMc,), tyo/V> 2?\ (c..k,(JI '2-o(k SIGNED by AKTIEBOLAGET SVENSK EXPORTKREDIT (PUBL) Organizatian number 556084-0315 by: signature of attorney -P., _,., .ir ..Y..':":".':-:". ..•::.::.•.......:'::':'.!..\ ................................ name (please print) 0.cc'TJ. ic:-!.:c-.. . /i,,roJf..t;,?P.,Y.I.\.if.f2..QfQ.f.,lT;o/'-JJ pasitian/title (please print) authorized signatory name (please print) pasitian/title (please print) authorized signatory name (please print) pasitian/title (please print) 48946_1 9358534_15 © Copyright 2009 7

 Signing page Each attorney who executes this agreement on behalf of a party declares that the attorney has no notice of the revocation or suspension of the power of attorney under which the attorney executes this agreement. SIGNED by AUSTRACLEAR SERVICES LIMITED (ABN 28 003 284 419) under power of attorney in the presence of: signature of witness signatureof attorney name (please print) name (please print) date: ............................................................ position/title (please print) SIGNED by AKTIEBOLAGET SVENSK EXPORTKREDIT (PUBL) Organization number 556084-0315 by: authorizedsignatory ...................Per.Åker.lind....................... name (plNiet}Jice President Head of Treasury & Capita! Management po sition/title (pleaseprint) .... authorized signatory Erik Häden ·· ···i·1 ·· · Ä r·o1rectör·· · · · ···· · Head of Treasury pos ition /lille (please print) © Copyright 2009 7